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                                                           EXHIBIT 23.01



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in amendment no. 1 to the registration statement on Form S-3 of Travelers Group Inc. of our reports dated January 17, 1997 which are incorporated by reference or included in the 1996 Annual Report on Form 10-K, as amended by Form 10-K/A-2, of Travelers
Group Inc. We also consent to the incorporation by reference of our report dated November 28, 1997, with respect to the supplemental consolidated statement of financial position of Travelers Group Inc. and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and the related Supplemental financial statement schedule, which report appears in the Current Report on Form 8-K dated November 28, 1997 of Travelers Group Inc., and to the reference to our firm under the heading "Experts" in the registration statement.




/s/ KPMG Peat Marwick LLP

New York, New York
January 28, 1998